UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2010

COMCAM, INC.
(Exact Name of Registrant As Specified In Charter)

Delaware	1-15165	98-0208402
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

P.O. Box 1030 Sturgis, SD 57785
(Address of Principal Executive Offices)

(877) 523-4070
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01    Changes in Registrant’s Certifying Accountant

    (a)          Dismissal of independent registered public accounting firm

On April 28, 2010, the Board of Directors of ComCam, Inc. (the “Company”) dismissed Pritchett Siler & Hardy, P.C., Salt Lake City, Utah (“PSH”) as the Company’s independent registered public accounting firm.

The reports of PSH on the Company’s financial statements as of and for the years ended December 31, 2008 and December 31, 2007, contained no adverse opinion or disclaimer of opinion nor was qualified or modified as to uncertainty, audit scope, or accounting principle.

During the recent fiscal years ending December 31, 2008 and December 31, 2007 and the subsequent period through April 26, 2010, there have been no (i) disagreements with PSH on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to PSH’s satisfaction, would have caused PSH to make reference to the subject matter of the disagreement(s) in connection with its reports; or (ii) “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided PSH with a copy of the above disclosures and requested that PSH furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statement. A copy of PSH’s letter, dated April 26, 2010 is filed as Exhibit 16.1 to this Current Report on Form 8-K.

    (b)   New independent registered public accounting firm

On April 28, 2010, the Board of Directors of the Company engaged Berman & Company, P.A. Certified Public Accountants, Boca Raton Florida (“Berman”), as the Company’s new independent registered public accounting firm.

During the recent fiscal years ending December 31, 2008 and December 31, 2007, and the subsequent interim period prior to the engagement of Berman, the Company has not consulted Berman regarding (i) the application of accounting principles to any specified transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on the Company’s financial statements, or (iii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(v)) or a reportable event (as defined in Item 304(a)(1)(v)).

Item 9.01    Financial Statements and Exhibits.

    (d) Exhibits

      16.1   Letter of Pritchett Siler & Hardy, P.C., Chartered, dated April 28, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

COMCAM, INC.

Date: May 4, 2010	By:	/s/ John A. Dent
John A. Dent
Chief Executive Officer